Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	April 20, 2020

	Contact:	Nelli Madden 732-577-9997

UMH PROPERTIES, INC. COMMENTS ON APRIL RENT COLLECTIONS

FREEHOLD, NJ, April 20, 2020…...........UMH Properties, Inc. understands that its investors may have concerns about the Company’s rent collections and operations in light of the COVID-19 pandemic.

We are pleased to announce that our April rent collections are not significantly impacted by the crisis. As of April 20, 2020, we have collected approximately 91% of our total April site and home rental charges. This compares to 94% through March 20, 2020, 93% through February 20, 2020 and 92% through January 20, 2020. As the states in which we operate begin to re-open and our residents receive their stimulus checks, we expect that any April shortfall will be collected over the coming weeks and months.

UMH’s community operations continue to excel despite these challenging times. As of March 31, 2020 same store occupancy was 84.6%, representing an increase of 100 basis points over year-end 2019.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities containing approximately 23,100 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol - UMH

since 1968